Exhibit 10.3
DEUTSCHE BANK TRUST COMPANY AMERICAS
60 WALL STREET
NEW YORK, NEW YORK 10005
May 14, 2008
Wellman, Inc.
1041 521 Corporate Center Drive
Fort Mill, South Carolina 29715
Attention: Chief Financial Officer
and Treasurer and Chief Accounting Officer
Re: Wellman, Inc. Credit Agreement dated as of February 27, 2008
     Reference is hereby made to that certain Credit Agreement, dated as of February 27, 2008, by and among Wellman, Inc. (the “Funds Administrator”) and the other Borrowers party thereto, as debtors and debtors in possession, as Borrowers, the Lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and the other agents signatory thereto (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The undersigned Administrative Agent, on behalf of the Majority Lenders, hereby consents to the Funds Administrator’s request that Section 9.1(i)(xvi) of the Credit Agreement be modified by replacing the text “on or before May 29, 2008” therein with the text “on or before June 5, 2008”. Except as expressly amended hereby, the Credit Agreement continues in full force and effect and the amendment set forth above shall be limited precisely as written.
[signature page follows]

Very truly yours,

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Administrative Agent

By:	/s/ Marguerite Sutton

Title:	Director

By:	/s/ Enrique Landaeta

Title:	Vice President
Acknowledged and agreed as of
This 15 day of May, 2008

WELLMAN, INC.

By:	/s/ Keith Phillips

Title:	Chief Financial Officer
Signature Page to Consent